Exhibit 16











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                      [PRICEWATERHOUSE COOPERS LETTERHEAD]


                                                      PricewaterhouseCoopers LLP
                                                      677 Broadway
                                                      Albany NY 12207
                                                      Telephone (518) 462 2030
                                                      Facsimile (518) 427 4499


  August 17, 2005




  Securities and Exchange Commission
  100 F Street, N.E.
  Washington, DC 20549

  Commissioners:

  We have read the statements made by Greene County Bancorp, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated August 16, 2005. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,

 /s/ Pricewaterhouse Coopers LLP

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August 17, 2005




Mr. Keith Stolzenburg
PricewaterhouseCoopers LLP
3600 HSBC Center
Buffalo, NY 12403-2879


Dear Mr. Stolzenburg:

The Audit Committee of Greene County Bancorp, Inc. has determined to dismiss PricewaterhouseCoopers LLP as the Company's independent accountants, effective for fiscal year 2006.

As required by securities laws and regulations we request a letter from PricewaterhouseCoopers LLP confirming the Company's position with respect to
PricewaterhouseCoppers  LLP  engagement  as  summarized  in the  attached  draft
Current Report on Form 8-K. Upon receipt of such letter from PricewaterhouseCoopers LLP we will attach it as Exhibit 16 to Form 8-K and file it promptly.

As you are aware Form 8-K is required to be filed by August 22, 2005. We appreciate your attention to this matter and your service over the years.


Sincerely,


/s/ Michelle Plummer
------------------------
Michelle Plummer
Chief Financial Officer and Treasurer
Greene County Bancorp, Inc.